UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2014

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

18 Craftsman Road
East Windsor, Connecticut	06088
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2014, the Board of Directors (the “Board”) of STR Holdings, Inc. (the “Company”) elected Bryant R. Riley to fill the vacancy on its Board resulting from the recent resignation by Susan C. Schnabel. Mr. Riley controls approximately 12.6 % of the shares outstanding as of March 14, 2014.  Mr. Riley has agreed to serve on the Board until the next annual meeting of Company stockholders scheduled for May 2014 (the “2014 Annual Meeting”) without remuneration.  There are (i) no arrangements or understandings between Mr. Riley and any other person pursuant to which Mr. Riley was elected to the Board, and (ii) no transactions between Mr. Riley and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On March 18, 2014, the Board approved the reduction of the size of its Board from eight members to six members effective as of the 2014 Annual Meeting.  In addition, each of Scott S. Brown and Dominick J. Schiano informed the Company that he decided not to stand for re-election to the Board at the 2014 Annual Meeting.  The decision by each of Messrs. Brown and Schiano to not stand for re-election did not involve a disagreement with the Company on any matters relating to the Company’s operations, policies or practices.  Messrs. Brown and Schiano will cease to be members of the Board following the election of directors at the 2014 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: March 21, 2014	By:	/s/ ALAN N. FORMAN
Alan N. Forman
Senior Vice President and General Counsel